Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-61035 and 33-39873 on Form S-8 of our report dated May 26, 2006, appearing in this Annual Report on Form 11-K of Cascade Natural Gas Corporation Employee Retirement Savings Plan and Trust for the year ended December 31, 2005.

Seattle, Washington June 15, 2006